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                                                                     EXHIBIT 2.1




                             AGREEMENT FOR PURCHASE

                               AND SALE OF STOCK


                 This Stock Purchase Agreement, dated as of February 24, 1997 (this "Agreement"), is made by and among Physicians Clinical Laboratory, Inc., a Delaware corporation ("PCL"), Medical Science Institute, Inc. a California corporation (the "Company"), and Nu-Tech Bio-Med, Inc., a Delaware corporation ("Nu-Tech").

                                R E C I T A L S:

                 A. WHEREAS, Nu-Tech is the beneficial and record owner of all the issued and outstanding shares of capital stock of the Company (the "Shares"); and

                 B. WHEREAS, Nu-Tech desires to sell to PCL, and PCL desires to purchase from Nu-Tech, all of the Shares upon the terms and conditions set forth in this Agreement; and

                 C. WHEREAS, on November 8, 1996, PCL filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Section
Section 101-1330 (the "Bankruptcy Code") in the United States Bankruptcy Court, Central District of California (the "Bankruptcy Court"); and

                 D. WHEREAS, PCL is continuing in possession of its property and is operating and managing its business, as a debtor in possession, pursuant to Section Section 1107 and 1108 of the Bankruptcy Code; and

                 E. WHEREAS, pursuant to an order (the "Court Order") of the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "Bankruptcy Court"), dated January 29, 1997, the sale of the Shares by Nu-Tech to PCL has been approved by the Bankruptcy Court, and PCL has been authorized, inter alia, to execute such documents as may be necessary or appropriate to implement and effectuate the terms and conditions of the sale of the Shares; and

                 WHEREAS, to supplement the Court Order, without in any way diminishing or limiting the effect of the Court Order, the parties hereto desire more fully to set forth their respective rights in connection with the sale of the Shares.

                 F. NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein set forth, the parties hereto hereby agree as follows:
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SECTION I        DEFINITIONS

                 For purposes of this Agreement:

                 1.1 "Adjustment Amount" shall mean the amount equal to the amount loaned or contributed by Nu-Tech to the Company during the period from December 24, 1996 through the Closing Date, including interest paid or accrued by Nu-Tech during the period from December 2, 1996 until the Closing Date on that certain debt of up to $2,500,000.00 borrowed by it to finance its initial purchase of the Company.

                 1.2 "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, Orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses.

                 1.3 "Ancillary Agreements" shall mean the Note, the Security Agreement, and the Escrow Agreement.

                 1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 1.5 "Governmental Authority" shall mean any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal state, local or foreign court or arbitrator.

                 1.6 "Investment" shall mean any equity interest, directly or indirectly, in any Person in excess of 5% of the total equity ownership of such Person.

                 1.7 "Law" shall mean any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority.

                 1.8 "Lien" shall mean any mortgage, lien, pledge, encumbrance, security interest, claim, charge, defect in title or other restriction.

                 1.9 "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect from time to time.

                 1.10 "1934 Act" shall mean the Securities and Exchange Act of 1934, and the rules and regulations of the SEC thereunder, all as in effect from time to time.

                 1.11 "Option" shall mean any option, warrant, call, convertible or exchangeable security, right of conversion or exchange, subscription, unsatisfied preemptive right, other agreement or right of similar nature, whether oral or written.

                 1.12 "Order" shall mean any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority.
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                 1.13     "Ordinary Course of Business" shall mean the ordinary
course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 1.14 "Person" shall mean any individual, sole proprietorship, partnership, corporation, unincorporated society or association, trust, or other entity.

                 1.15 "Subsidiary" shall mean any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person, whether or not at the time the shares of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency, are at the time owned, directly or indirectly, by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

SECTION II  SALE AND PURCHASE OF STOCK

                 2.1 Sale and Purchase of Stock. Subject to Section 2.3 hereof, at the Closing, (a) Nu-Tech shall sell, assign and transfer to PCL all right, title and interest in and to the Shares, (b) Nu-Tech shall deliver or cause to be delivered to PCL one or more stock certificates representing the Shares, with duly executed stock powers attached in proper form for transfer,
(c) PCL shall purchase all of the Shares, and (d) PCL shall pay and deliver to Nu-Tech the consideration required by Section 2.2 hereof.

                 2.2 Consideration. In full consideration for the Shares, PCL shall:

                          2.2.1 pay an aggregate amount in cash equal to (a)
$2,220,874.05 plus (b) the Adjustment Amount; and

                          2.2.2 issue and deliver a Promissory Note in
substantially the form attached hereto as Exhibit A (the "Note") to Nu-Tech in the principal amount of Five Million $5,000,000.00.

                 2.3      Payments at Closing.  At the Closing:

                          2.3.1    On or prior to the Closing Date, PCL shall
(i) transfer an aggregate amount in cash equal to (a) $2,220,874.05 plus (b) the Adjustment Amount (the "Escrow Amount") by bank wire transfer of immediately available funds directly into the escrow account to be established and administered in accordance with that certain Escrow Agreement, to be entered into among the parties hereto (the "Escrow Agreement"), and (ii) transfer the Note to the escrow agent in accordance with the Escrow Agreement.

                          2.3.2    On or prior to the Closing Date, Nu-Tech
shall deliver or cause to be delivered the stock certificates representing the Shares, with duly executed stock powers attached in proper form for transfer, to the escrow agent in accordance with the Escrow Agreement.





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                          2.3.3    At the Closing, at such time as the
deliveries described in paragraphs 2.3.1 and 2.3.2, above, have been made or caused to be made by PCL and Nu-Tech, the following events shall occur simultaneously: (i) all liens set forth on Schedule 4.4 shall be released, in the manner set forth in the Escrow Agreement, (ii) the escrow agent shall deliver to Nu-Tech the Escrow Amount and the Note, and (iii) the escrow agent shall deliver to PCL the stock certificates representing the Shares, with duly executed stock powers attached in proper form for transfer

SECTION III  CLOSING AND DELIVERIES

                 3.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 555 West Fifth Street, Suite 4600, Los Angeles, California 90013-1025, on the date agreed to by the parties hereto (the "Closing Date").

                 3.2 Deliveries by Nu-Tech. Subject to Section 2.3 hereof, at the Closing, Nu-Tech shall deliver or cause to be delivered to PCL the following items:

                          3.2.1  one or more certificates representing the
Shares, accompanied by duly executed stock powers in proper form for transfer and in a form satisfactory to PCL's counsel; and

                          3.2.2  such additional consents, releases,
authorizations, transfers and other documents as may be reasonably requested by PCL to carry out the provisions of this Agreement and to fully accomplish their purpose and intent.

                 3.3 Deliveries by PCL. Subject to Section 2.3 hereof, at the Closing, PCL shall deliver or cause to be delivered the following items:

                          3.3.1  cash in the amounts as set forth in Section
2.2; and

                          3.3.2  the Note in substantially the form attached as
Exhibit A, as executed by PCL; and

                          3.3.3  the Security Agreement in substantially the
form attached as Exhibit B (the "Security Agreement"), as executed by PCL.

SECTION IV  REPRESENTATIONS AND WARRANTIES OF NU-TECH AND THE COMPANY

Each of Nu-Tech and the Company jointly and severally represent and warrant to PCL that:

                 4.1 Organization, Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to own, operate and lease its properties and to carry on its business as presently being conducted. Nu-Tech is a





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corporation duly organized, validly existing and in good  standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as presently being conducted. Each of the Company and Nu-Tech is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or location of its properties makes such qualification necessary.

                 4.2 Validity of Agreement. This Agreement constitutes the legal, valid and binding obligations of each of Nu-Tech and the Company, enforceable against each of Nu-Tech and the Company in accordance with its terms. Each of the Company and Nu-Tech has the corporate power and authority to enter into this Agreement and to undertake and perform fully the transactions contemplated hereby or thereby. All necessary corporate action has been taken by and on behalf of each of the Company and Nu-Tech with respect to the authorization, execution, delivery and performance of this Agreement.

                 4.3 No Breach. To the best knowledge of Nu-Tech and the Company, neither the execution and delivery of this Agreement by the Company and Nu-Tech nor the performance of by either of its obligations hereunder or thereunder will (a) violate, conflict with or result in a breach of any Law or Order or the Articles of Incorporation or Bylaws of the Company or Nu-Tech, (b) except as set forth in Schedule 4.7, violate, conflict with or result in a breach or termination of, or otherwise give any contracting party additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of, any note, deed, lease, instrument, security agreement, mortgage, commitment, contract, agreement, license or other instrument or oral understanding to which the Company or Nu-Tech is a party or by which any of the assets or properties of the Company are bound, or (c) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the Shares or any of the properties or assets of the Company.

                 4.4 Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of common stock (the "Common Stock"), of which 1,000 shares are issued and outstanding, all of which were validly issued and are fully paid and nonassessable. Nu-Tech (a) is the record and beneficial owner of all of the Shares; and (b) has good and marketable title to the Shares free and clear of any Lien or Option. Delivery of certificates representing the Shares will transfer good and valid title to the Shares to PCL, free and clear of all liens and encumbrances except as set forth on Schedule 4.4.

                 4.5 Options or Other Rights. There are no authorized or outstanding Options providing for or relating to the issuance, transfer or voting of any Shares or any unissued securities of the Company or creating rights in any person to purchase or otherwise acquire and Shares or any unissued securities of the Company.

                 4.6 Subsidiaries and Investments. The Company has no Subsidiaries and has no Investments.





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                 4.7  Approvals and Consents.  Except as set forth in Schedule
4.7, to the best knowledge of Nu-Tech and the Company, no consent, approval or authorization of or waiver by, or filing with, any third party or Governmental Authority is required in connection with the execution, delivery and performance by the Company or Nu-Tech of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 4.7, to the best knowledge of Nu-Tech and the Company, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time: (i) violate any Law applicable to the Company or Nu-Tech; (ii) violate any Order applicable to the Company or Nu-Tech; (iii) conflict with any provision of the Articles of Incorporation or Bylaws of the Company; (iv) conflict with, result in the material breach of any provision of, result in the modification or termination of or impose any lien or constitute a default under any contract or other agreement of any private or governmental license or franchise held by, or any other agreement or instrument to which the Company is a party, or by which the Company or any of its properties or assets is bound; or (v) conflict with, result in the breach of any provision of, result in the modification or termination of or impose any lien or constitute a default under any contract or other agreement of any private or governmental license or franchise held by, or any other agreement or instrument to which Nu-Tech is a party.

                 4.8 Financial Statements; No Undisclosed Liabilities. Prior to the Closing Date the Company will deliver to PCL a copy of (i) the audited balance sheets of the Company as of September 30, 1996, and the related audited statements of operations and cash flows for the nine months ended September 30, 1996, together with the notes thereto and the reports thereon of the Company's independent auditors, and the other financial information included therewith, and (ii) the unaudited balance sheet of the Company as of November 18, 1996, as compiled by the independent certified public accounting firm of Ernst & Young LLP (with (i) and (ii) collectively referred to herein as the "Financial Statements"). The Financial Statements were prepared from the books and records of the Company, are accurate, complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position and the results of operations of the Company as of the dates thereof and for the periods covered thereby. The Company has no liabilities or obligations of any nature (contingent, absolute, direct, indirect, matured, unmatured, accrued or otherwise) except (a) liabilities which are fully reflected or reserved against in the Financial Statements (which reserves are appropriate and reasonable) or disclosed in the related notes; (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Financial Statements; and (c) liabilities set forth in Schedule 4.8 attached hereto. In addition, except as set forth in Schedule 4.8, there have been no transactions between either of J. Marvin Feigenbaum or Nu-Tech, on the one hand, and the Company, on the other hand.

                 4.9  No Material Adverse Changes.  Except as set forth in
Schedule 4.9, from November 18, 1996 to the date of this Agreement, there has been no material adverse change in the assets or liabilities, the financial condition, the results of operations or the prospects of the Company.





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                 4.10  Agreements, Etc..  Except as set forth in Schedule 4.10, the Company is not a party to or bound by any material agreement, contract, lease, arrangement, commitment, warranty or instrument, whether written or oral, express or implied. All of such contracts, agreements, arrangements, commitments and instruments set forth in Schedule 4.10 (or required to be set forth in Schedule 4.10) are in full force and effect, and the Company has not received any notice claiming that the Company has committed any such default or breach or indicating the desire or intention of any party thereto to amend, modify, rescind or terminate the same, and, to the best knowledge of Nu-Tech and the Company, there exists no default or breach thereunder by any party thereto.

                 4.11 Licenses and Permits. The Company holds all licenses, permits, orders, approvals and other authorizations of any Governmental Authority required in order to permit the Company to conduct its business as presently conducted or own or use of any of its properties or assets. Except as set forth in Schedule 4.11, the Company is in compliance with the terms of such licenses, permits, orders, approvals and authorizations and there is no pending or, to the best knowledge of Nu-Tech, threatened termination, expiration or revocation thereof. Except for the licenses, permits, orders, approvals and authorizations set forth and described in Schedule 4.11, to the best knowledge of Nu-Tech and the Company, no other licenses, permits, orders, approvals or authorizations are required in order to permit the Company to conduct its business as presently conducted or own or use of any of its properties or assets.

                 4.12 Intellectual Property. Schedule 4.12 sets forth an accurate and complete list of all letters patents, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, brand names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications and all other intangible property rights owned or used by the Company in the operation of its business (collectively the "Intellectual Property"). Except as set forth in Schedule 4.12, the Company, without payment of any license fee, royalty or similar charge, owns the entire right, title and interest in and to the Intellectual Property and the trade secrets, know-how and technology used in the operation of its business, and the Company has the exclusive right to use and license the same without infringement or violation of the rights of others. To the best knowledge of Nu-Tech and the Company, there are no pending or threatened proceedings or litigation or other adverse claims affecting or challenging the Intellectual Property. To the best knowledge of Nu-Tech, no Person is infringing the Intellectual Property.

                 4.13 Litigation and Orders. Except as set forth on Schedule 4.13, there is no claim, litigation, action, suit, proceeding, arbitration, investigation or inquiry, administrative or judicial, at law or in equity, before or by any Governmental Authority pending or threatened against or affecting the Company or any of its properties or assets, including, without limitation, any seeking to enjoin or prevent the consummation of the transactions contemplated hereby, or otherwise claiming this Agreement or the transactions contemplated hereby or the consummation thereof are improper. To the best knowledge of Nu-Tech and the Company, there is no basis upon which any such claim, litigation, action, suit, proceeding, investigation or inquiry could reasonably be





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brought or initiated.  Except as set forth on Schedule 4.13, the Company and its properties and assets are not subject to any Order. To the best knowledge of Nu-Tech and the Company, the Company is not in default under any Order.

                 4.14 Taxes. Except as set forth on Schedule 4.14, to the best knowledge of Nu-Tech and the Company, (i) all federal, state, local and foreign tax returns and reports that are or were required to be filed before the Closing by, or with respect to, the Company have been duly filed or caused to be filed, which returns were prepared in conformity with such applicable Law, or a filing extension from the appropriate Governmental Authority has been obtained, (ii) all federal, state, local or foreign income, franchise, sales, use, excise and other taxes and assessments shown on such returns and reports, or on any deficiency notice, 30-day letter, or similar notice, payable by or due from the Company have been timely paid, and there is no basis for any assessment, deficiency notice, 30-day letter, or similar notice with respect to income, franchise, sales, use, excise or other taxes to be issued to the Company with respect to any taxable period ending on or before the Closing Date, (iii) the properties and assets of the Company are not subject to any Lien, whether or not perfected, for any federal, state, local or foreign taxes or assessments or similar government charges, and (iv) the Company is not a party to any pending action or proceeding by any Governmental Authority for assessment or collection of taxes and no claim for assessment or collection of taxes has been asserted against them.

                 4.15 Insurance. The Company maintains policies of life, fire, workmen's compensation, product liability, general liability and other forms of insurance consistent with industry custom, all of which policies are in full force and effect, and the Company is not in default under any of them.

                 4.16 Accounts Receivable. All trade and other accounts receivable of the Company are valid and bona fide obligations due to the Company and are collectible in the Ordinary Course of Business, net of any allowance for doubtful accounts reflected on the Company's balance sheet as of November 18, 1996.

                 4.17 Real Property and Leases. With respect to the real properties owned by the Company, the Company has good and marketable title to all such real properties, free and clear of all Liens except (i) Liens set forth in Schedule 4.17 and (ii) Liens for current taxes, assessments or other governmental charges not yet due and delinquent. With respect to the real properties leased by the Company ("Leases"), each such Lease is valid and existing and, to the best knowledge of the Company and Nu-Tech, no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default under any Lease. The leasehold interest of the Company in each of the Leases is subject to no Lien.

                 4.18 Title to Assets and Properties. The Company has good and marketable title to or leasehold interests in all of its tangible assets and properties, free and clear of all Liens, except (i) Liens set forth in
Schedule 4.18 and (ii) Liens for current taxes, assessments or other governmental charges not yet due and delinquent. The assets and properties owned or leased by the Company are in good condition and





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repair (subject to normal wear and tear consistent with the age of the assets and properties) and are sufficient for the conduct of the Company's business as now conducted.

                 4.19 Customers and Suppliers The Company is not involved in any claim, dispute or controversy with any of its customers or any of its suppliers which, individually or in the aggregate, could reasonably be anticipated to have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations, business or prospects.

                 4.20 Compliance With Laws. Except as set forth in Schedule 4.20, the Company has complied with since November 18, 1996, and the Company is not currently in violation of or in default under, any Law or Order applicable to the Company or to any of its businesses, assets, properties or employees the violation of which could reasonably be anticipated to have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations, business or prospects.

                 4.21 Employee Benefit Plans; ERISA. Schedule 4.21 sets forth a complete list of all employee benefit plans, as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), life insurance, hospitalization, medical and dental plans, severance, executive compensation, bonus, deferred compensation, pension, retirement, profit sharing, excess benefit, stock purchase and option plans (including multi-employer and multiple employer plans), and all other plans, arrangements or practices whether written or oral, qualified or nonqualified, sponsored, maintained, contributed to or required to be contributed to by the Company or any trade or business whether or not incorporated that together with the Company is treated as a "single employer" under Code Section 414(b), (c),
(m) or (o) and the rules and regulations promulgated thereunder (referred to as "ERISA Affiliate") (each such plan is hereinafter referred to as an "Employee Benefit Plan"). Each Employee Benefit Plan has been operated and administered in accordance with its provisions since November 18, 1996, and each Employee Benefit Plan is currently in compliance in all respects with all applicable Laws governing each such plan including but not limited to ERISA, the Code, and COBRA. There have been no non-exempt "prohibited transactions" within the meaning of Section 4975 of the Code or Section 406 of ERISA. Neither the Company nor any ERISA affiliates has sponsored, ever maintained, or contributed to an Employee Benefit Plan that is subject to Title IV of ERISA. Each Employee Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. No Employee Benefit Plan provides benefits, including without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA affiliate beyond their retirement or other termination of service other than coverage mandated by COBRA. There is no pending or threatened assessment, complaint, proceeding, voluntary compliance application or investigation of any kind in any Governmental Authority with respect to any Employee Benefit Plan. All benefits, expenses and other amounts due and payable under any Employee Benefit Plan and all





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contributions, transfers, or payments required to be made to any Employee
Benefit Plan, have been paid or made, accrued, and booked.

                 4.22 Disclosure. Neither Nu-Tech nor the Company has withheld from PCL any material facts relating to the assets, properties, liabilities, business, operations, financial condition, results of operations or prospects of the Company. Neither this Agreement (including the Exhibits and Schedules hereto) nor any other agreement, document, certificate or written statement furnished to PCL by or on behalf of Nu-Tech in connection with this Agreement or the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.
PCL acknowledges that it has received a copy of the First Amended Disclosure Statement and Plan of Reorganization for Medical Science Institute, filed with the Bankruptcy Court on October 18, 1996 by Medical Science Institute, Inc., the predecessor company to the Company,

SECTION V  REPRESENTATIONS AND WARRANTIES OF PCL

                 PCL represents and warrants to Nu-Tech that:

                 5.1 Investment Intent. The Shares are being purchased for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

                 5.2 Validity of Agreement. This Agreement constitutes, and the Ancillary Agreements, when executed and delivered, will constitute, the legal, valid and binding obligation of PCL, enforceable against PCL in accordance with their terms. PCL has the corporate power and authority to enter into this Agreement and the Ancillary Agreements and to undertake and perform fully the transactions contemplated hereby or thereby. All necessary corporate action has been taken by and on behalf of PCL with respect to the authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements.

                 5.3 No Breach. Neither the execution and delivery of this Agreement or the Ancillary Agreements by PCL nor the performance of its obligations hereunder or thereunder will (a) violate, conflict with or result in a breach of any Law or Order or the Certificate of Incorporation or Bylaws of PCL or (b) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the capital stock or any of the properties or assets of PCL.

                 5.4 No Untrue Statements. PCL's (a) Annual Report on Form 10-K for the year ended February 29, 1996, (b) Quarterly Report on Form 10-Q for the three month period ended May 31, 1996, and (c) other reports and registration statements filed with the SEC since February 29, 1996, as of their respective dates, complied with the 1934 Act and the 1933 Act, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein





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or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION VI  PRE-CLOSING COVENANTS

                 6.1 General. Each of the parties hereto shall use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                 6.2 Operations of Business; Conduct. Except as provided by this Agreement or as PCL may otherwise consent in writing, prior to the Closing Date, Nu-Tech shall not and shall not cause or permit the Company to, and the Company shall not, (i) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, (ii) engage in any practice, take any action, enter into any transaction or permit any event to occur which would result in any of the representations and warranties contained in this Agreement not being true and correct immediately after such transaction has been entered into or consummated or such event has occurred.

                 6.3 Full Access. Nu-Tech shall permit and shall cause the Company to permit, and the Company shall permit, representatives of PCL to have access during reasonable times, and in a manner so as not to unreasonably interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Company; provided, however, such access is reasonably necessary to perform its due diligence review in connection with this Agreement and the transactions contemplated hereby.

SECTION VII  POST-CLOSING COVENANTS

                 7.1      Further Assurances.   At the request of PCL, Nu-Tech
will cause the Company to promptly execute and deliver to PCL all such further assignments, endorsements, and other documents as PCL may reasonably request in order to consummate the transactions contemplated by this Agreement. At the request of the Nu-Tech, PCL will execute and deliver to Nu-Tech all such further documents as Nu-Tech may reasonably request in order to consummate the transactions contemplated by this Agreement.

SECTION VIII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PCL

                 8.1 The obligations of PCL to consummate the transactions contemplated at the closing are subject to the fulfillment on the Closing Date each of the conditions set forth in this Section 8. PCL may waive any or all of these conditions in whole or in part in writing without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by PCL of any of its other rights or remedies if Nu-Tech shall be in default of any of representations, warranties or covenants under this Agreement.

                 8.2 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale and delivery of the Shares shall have been obtained.

                 8.3 No Stay of the Court Order. No stay of the Court Order shall be in effect.

                 8.4 Deliveries. Nu-Tech shall have delivered all of the items required by Section 3.2 of this Agreement.

                 8.5 Representations, Warranties and Covenants. The representations and warranties set forth in Section 4 shall be true and correct at and as of the Closing. Each of Nu-Tech and the Company shall have performed or complied with all covenants and agreements contemplated by this Agreement to be performed by it at or prior to the Closing.

                 8.6 Third-Party Consents. Nu-Tech and the Company shall have obtained all consents from third parties that may be required in connection with the consummation of the transactions contemplated by this Agreement.

                 8.7 No Material Adverse Change. There shall not have been any material adverse change in or any material loss or damage to any of the assets, business, financial condition, results of operations or prospects of the Company.

                 8.8 No Actions. There shall not be any Order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement. No action, suit or proceeding by any Governmental Authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation, shall have been threatened or instituted and remain pending on or before the Closing Date.

SECTION IX  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NU-TECH

                 9.1 The obligations of Nu-Tech to consummate the transactions contemplated at the closing are subject to the fulfillment on the Closing Date each of the conditions set forth in this Section 9. Nu-Tech may waive any or all of these conditions in whole or in part in writing without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Nu-Tech of any of its other rights or remedies if PCL shall be in default of any of representations, warranties or covenants under this Agreement.

                 9.2 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale and delivery of the Shares shall have been obtained.

                 9.3 No Stay of the Court Order. No stay of the Court Order shall be in effect.

                 9.4 Representations, Warranties and Covenants. The representations and warranties set forth in Section 5 shall be true and correct at and as of the Closing. PCL shall have performed or complied with all covenants and agreements contemplated by this Agreement to be performed by it at or prior to the Closing.

                 9.5 No Actions. There shall not be any Order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement. No action, suit or proceeding by any Governmental Authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation, shall have been threatened or instituted and remain pending on or before the Closing Date.

SECTION X  INDEMNIFICATION AND SURVIVAL

                 10.1 Indemnification by Nu-Tech. Subject to the terms and conditions of this Section 10, in the event that Nu-Tech or the Company breaches any of their covenants contained herein, or there is any inaccuracy in any representations or warranties made by Nu-Tech or the Company, then Nu-Tech shall indemnify, defend and hold harmless PCL, and any agent, employee, affiliate, successor or nominee of PCL, or the officers, directors, shareholders, subsidiaries, affiliates, employees and agents of each of the aforesaid, from and against any Adverse Consequences suffered as a result of or relating to (i) any representation or warranty of Nu-Tech or the Company contained in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Nu-Tech or the Company under this Agreement being untrue or inaccurate, and (ii) any breach of or failure by Nu-Tech or the Company to perform any of their covenants or agreements contained in this Agreement.

                 10.2 Indemnification by PCL. Subject to the terms and conditions of this Section 10, in the event PCL breaches any of its covenants contained herein, or there is any inaccuracy in any representations or warranties made by PCL, then PCL shall indemnify, defend and hold harmless Nu-Tech, and any agent, employee, affiliate, successor or nominee of Nu-Tech, or the officers, directors, shareholders, subsidiaries, affiliates, employees and agents of each of the aforesaid, from and against any Adverse Consequences Nu-Tech shall suffer as a result of or relating to (i) any representation or warranty of PCL contained in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by PCL under this Agreement being materially untrue or inaccurate, and (ii) any breach of or failure by PCL to perform any of its covenants or agreements contained in this Agreement.

                 10.3 Direct Claims. In the event Nu-Tech or PCL (the "Claimant") desires to make a claim for indemnification pursuant to Sections
10.1 or 10.2 hereof against the other (the "Indemnitor"), the Claimant shall give prompt written notice of the claim to the Indemnitor, describing, in reasonable detail, the nature of the claim. Failure to give such notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have actually and materially prejudiced the Indemnitor as a result thereof.

                 10.4  Third Party Claims.

                          10.4.1  If any third party shall notify one of
Nu-Tech or PCL (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against Nu-Tech or PCL (the "Indemnifying Party") under this Section 10, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing. Failure to give such reasonable notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have actually and materially prejudiced the Indemnitor as a result thereof.

                          10.4.2  Any Indemnifying Party will have the right to
assume and thereafter conduct at its own expense the defense of the Third Party Claim with counsel of his or its choice, which shall be reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each Indemnified Party. If the Indemnifying Party assumes the defense then the Indemnified Party may participate in, but not control, any such defense or settlement, at its sole cost and expense.

                          10.4.3  In no event will the Indemnified Party
consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim without the prior written consent of each of the Indemnifying Parties, which consent shall not be unreasonably withheld.

                 10.5 Survival of Representations and Warranties. All of the representations and warranties of Nu-Tech, the Company and PCL contained in Sections 4 and 5 above shall survive the Closing hereunder and continue in full force and effect for a period of six months thereafter. Notwithstanding anything to the contrary herein, no claim for indemnification under this
Section 10 shall be made with respect to any representation or warranty herein after the survival period for such representation or warranty.

                 10.6 Certain Limitations on Indemnification. No claim for indemnification under this Section 10 may be made unless such claim is, individually or in the aggregate, in excess of $75,000.00. In the event that the independent Directors of PCL determine in good faith that a claim under this Section 10 in an amount in excess of $75,000.00 exists, such Directors may cause PCL to bring such claim irrespective of the vote of any other Directors of PCL to the contrary; provided, however, that the liability of Nu-Tech under this Section 10.6 shall be limited to the consideration paid to Nu-Tech under this Agreement; and provided further that such consideration shall be reduced by any amounts not collected by Nu-Tech under the Note, it being understood that the receipt of the New Common Stock (as defined in that certain Second Amended Joint Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors (the

"Plan"), filed with the Bankruptcy Court on February 7, 1997) by Nu-Tech pursuant to the Plan shall constitute payment of the Note in full.

SECTION XI  TERMINATION

                 11.1 Termination of Agreement. This Agreement may be terminated as provided below:

                          11.1.1  The parties may terminate this Agreement by
mutual written consent at any time prior to the Closing;

                          11.1.2  PCL may terminate this Agreement by giving
written notice to Nu-Tech at any time prior to the Closing (i) in the event that Nu-Tech or the Company have breached any of their covenants contained in this Agreement or there is any inaccuracy in the representations or warranties made by Nu-Tech or the Company in this Agreement, PCL has notified Nu-Tech of the breach or inaccuracy, and the breach or inaccuracy has continued without cure for a period of 10 days after the notice of breach or inaccuracy or (ii) if the Closing shall not have occurred on or before March 31, 1997 by reason of the failure of any condition precedent under Section 8 hereof (unless the failure results primarily from PCL breaching any representation, warranty, or covenant contained in this Agreement); and

                          11.1.3  Nu-Tech may terminate this Agreement by
giving written notice to PCL at any time prior to the Closing (i) in the event PCL has breached any of its covenants contained in this Agreement or there is any inaccuracy in the representations or warranties made by PCL contained in this Agreement, Nu-Tech has notified PCL of the breach or inaccuracy, and the breach or inaccuracy has continued without cure for a period of 10 days after the notice of breach or inaccuracy or (ii) if the Closing shall not have occurred on or before March 31, 1997 by reason of the failure of any condition precedent under Section 9 hereof (unless the failure results primarily from Nu-Tech or the Company or parties under their control breaching any representation, warranty, or covenant contained in this Agreement).

                 11.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

SECTION XII  MISCELLANEOUS

                 12.1 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by PCL, the Company or Nu-Tech of any of the conditions precedent to its or their respective obligations under this Agreement shall not preclude it or them from seeking redress for breach of this Agreement.

                 12.2 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:
                          If to PCL:

                          Physicians Clinical Laboratory, Inc.
                          2495 Natomas Park Drive
                          Sacramento, California 95833
                          Attention:  Richard M. Brooks

                          With a copy to:

                          Jones, Day, Reavis & Pogue
                          555 West Fifth Street
                          Suite 4600
                          Los Angeles, California 90013-1025
                          Attention:  Robert Dean Avery, Esq.

                          If to the Company:

                          Medical Science Institute, Inc.
                          811 South San Fernando Boulevard
                          Burbank, California 91502
                          Attention: _______________________

                          If to Nu-Tech:

                          Nu-Tech Bio-Med, Inc.
                          500 Fifth Avenue
                          Suite 2424
                          New York, New York 10110
                          Attention:  J. Marvin Feigenbaum

                          With a copy to:

                          Goldstein & DiGioia LLP
                          369 Lexington Avenue
                          New York, New York 10017
                          Attention:  Brian Daughney, Esq.

                 12.3 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated thereby.

                 12.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.


                 12.5 Governing Law. The validity, performance and enforcement of this Agreement shall be governed by the internal, substantive laws of the State of California.

                 12.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                 12.7 Entire Agreement; Amendments. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof. This Agreement may not be amended or terminated orally, and may only be amended or terminated by a writing signed by the party against whom such change or termination is sought.

                 12.8 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation".

                 12.9 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 12.10 Headings and Recitals. The section headings and recitals contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 12.11 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

                 IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day and year first above written.

                                        NU-TECH BIO-MED, INC.


                                        /S/ J. MARVIN FEIGENBAUM
                                        ------------------------------------
                                        By:  J. Marvin Feigenbaum
                                        Title:  Chairman of the Board,
                                                President and
                                                Chief Executive Officer


                                        PHYSICIANS CLINICAL LABORATORY, INC.


                                        /S/ JOHN R. BURGIS
                                        ------------------------------------
                                        By:  John R. Burgis
                                        Title:  Chairman of the Board


                                        MEDICAL SCIENCE INSTITUTE, INC.


                                        /S/ J. MARVIN FEIGENBAUM
                                        ------------------------------------
                                        By:  J. Marvin Feigenbaum
                                        Title:  President

                                  SCHEDULE 4.3

A.      NU-TECH BIO-MED, INC.

            NONE


B.      MSI

            NONE

                                  SCHEDULE 4.4


LIENS UPON STOCK OF MSI

1. LIEN IN FAVOR OF MICHAEL JESSELSON TO SECURE A LOAN IN THE PRINCIPAL AMOUNT OF $2,000,000. LOAN TO BE REPAID OUT OF SALE OF MSI PROCEEDS AND LIEN TO BE TERMINATED AT CLOSING.

                                  SCHEDULE 4.7


CONSENTS REQUIRED.

1. OTHER THAN UNITED STATES BANKRUPTCY COURT HAVING JURISDICTION OVER PCL, WHICH CONSENT HAS BEEN OBTAINED, NO CONSENT OR APPROVAL OR AUTHORIZATIONS REQUIRED.

2.      SEE SCHEDULE 4.4

                                  SCHEDULE 4.8

LIABILITIES NOT ON FINANCIAL STATEMENTS


1. LIABILITIES INCURRED BY NU-TECH IN THE OPERATION OF MSI SINCE NOVEMBER 18, 1996 WHICH ARE BEING PAID BY PCL AS "ADJUSTMENT AMOUNT" UNDER THE PURCHASE AGREEMENT.

2. LIABILITIES SET FORTH IN THE PLAN OF REORGANIZATION OF MSI APPROVED BY THE UNITED STATES BANKRUPTCY COURT ON NOVEMBER 18, 1996, A COPY OF WHICH HAS BEEN DELIVERED TO PCL.

                                  SCHEDULE 4.9

1.      SEE SCHEDULE 4.8

                                 SCHEDULE 4.10

AGREEMENTS, ETC.

A COPY OF EACH OF THE FOLLOWING HAS BEEN DELIVERED TO PCL

 1. PLAN OF REORGANIZATION AS APPROVED BY UNITED STATES BANKRUPTCY COURT ON NOVEMBER 18, 1996

 2.     NOTE PAYABLE TO CONTINENTAL ALAMEDA DATED DECEMBER 11, 1996

 3.     BEVERLY PROFESSIONAL LEASE DATED MARCH 1996

 4.     HESPERIAN CA. LEASE DATED JANUARY 18, 1995 WITH AMENDMENT DATED MAY 29,
        1996

 5.     PIONEER PROFESSIONAL PLAZA LEASE DATED JUNE 1, 1996

 6. BURBANK CA. LEASE DATED AUGUST 11, 1989 WITH AMENDMENT DATED MAY 6, 1996 AND ADDENDUM

 7.     SUBLEASE AGREEMENT JANUARY 4, 1996 FOR 2330 POST STREET SAN FRANCISCO CA

 8.     LEASE DATED JUNE 6, 1996 FOR 3840 WOODRUFF AVENUE SUITE 101 IN LONG
        BEACH CA

 9.     COMMISSION AND BONUS PROGRAM FOR EMPLOYEES

10.     PATHOLOGY-CYTOPATHOLOGY MEDICAL ASSOCIATES AGREEMENT DATED JANUARY 24,
        1997

11.     BOEHRINGER MANNHEIM CORPORATION DIAGNOSTIC AGREEMENT DATED MAY 1996

12.     SANOFI DIAGNOSTIC PASTEUR ADDENDUMS NO. 1, 2 AND 3

13.     ALASTAT MICROPLATE AGREEMENT DATED DECEMBER 28, 1995

14.     BECTON DICKINSON MICROBIOLOGY SYSTEMS AGREEMENT DATED JANUARY 21, 1997

15. INTERNAL REVENUE SERVICE PAYMENT PLAN DATED OCTOBER 9, 1996 (ALSO CONTAINED IN PLAN OF REORGANIZATION)

16. REAL PROPERTY LEASES SET FORTH ON THE FACILITY LEASE TRACKING SHEET ANNEXED HERETO AS EXHIBIT 4.10A

17. EQUIPMENT LEASE SET FORTH ON THE EQUIPMENT LEASE SUMMARY ANNEXED HERETO AS EXHIBIT 4.10B

18.     GUARDIAN MEDICAL GROUP LABORATORY SERVICE AGREEMENT DATED OCTOBER 1,
        1996

19.     CORWIN MEDICAL GROUP LABORATORY SERVICE AGREEMENT DATED JULY 1, 1996

20. FAMILY HEALTH ALLIANCE MEDICAL GROUP LABORATORY SERVICE AGREEMENT DATED OCTOBER 1, 1996

21.     HEALTH QUEST 2000 LABORATORY AGREEMENT DECEMBER 9, 1993

22. LATINOCARE DOCTOR'S NETWORK IPA LABORATORY SERVICE AGREEMENT DATED SEPTEMBER 1, 1995

23. MANCHESTER MEDICAL GROUP/TOWER HEALTH SERVICES LABORATORY SERVICES AGREEMENT DATED FEBRUARY 1, 1995

24.     MIPA EAST SAN GABRIEL VALLEY LABORATORY AGREEMENT DATED JANUARY 10,
        1994

25. MULLIKIN INDEPENDENT PHYSICIAN ASSOCIATION LABORATORY SERVICES AGREEMENT DATED JUNE 1, 1994

26.     MIPA-SCAN LABORATORY SERVICE AGREEMENT DATED NOVEMBER 1, 1993

27.     HMO/IPA LABORATORY SERVICE AGREEMENT DATED JANUARY 1, 1992

28.     PRIME CARE HEALTH NETWORK IPA LABORATORY SERVICE AGREEMENT DATED JULY 1,
        1995

29.     UNITED PACIFIC MEDICAL GROUP LABORATORY AGREEMENT DATED FEBRUARY 24,
        1994

30.     FOLSOM STATE PRISON CONTRACT DATED DECEMBER 5, 1995

31. CAMARILLO STATE HOSPITAL DEPARTMENT OF DEVELOPMENTAL SERVICES CONTRACT DATED JUNE 29, 1995

32. SONOMA DEVELOPMENT-DEPARTMENT OF DEVELOPMENTAL SERVICES CONTRACT DATED NOVEMBER 5, 1995

33.     CALIFORNIA STATE UNIVERSITY (LA) CONTRACT DATED JUNE 26, 1995

34.     AIR FORCE CONTRACT DATED OCTOBER 4, 1996

35.     CALIFORNIA STATE UNIVERSITY (LA) CONTRACT DATED OCTOBER 20, 1995

36.     CALIFORNIA STATE UNIVERSITY (CHICO) CONTRACT DATED JULY 1, 1995

37. CALIFORNIA DEPARTMENT OF EDUCATION -- DIAGNOSTIC CENTER SOUTHERN CA CONTRACT DATED JUNE 21, 1993

38.     CALIFORNIA STATE UNIVERSITY LONG BEACH CONTRACT DATED JULY

        23, 1996

39. DEPARTMENT OF CORRECTIONS PELICAN BAY STATE PRISON CONTRACT DATED NOVEMBER 8, 1996

40.     DEPARTMENT OF CORRECTIONS WASCO STATE PRISON CONTRACT DATED SEPTEMBER
        18, 1995

41. DEPARTMENT OF CORRECTIONS RJ DONOVAN CORRECTIONAL FACILITY CONTRACT DATED OCTOBER 11, 1996

42.     DEPARTMENT OF CORRECTIONS AVENAL STATE PRISON CONTRACT DATED JANUARY 31,
        1996

43.     ADVANCED BUSINESS MACHINE COPY AGREEMENT DATED FEBRUARY 14, 1995

                                 SCHEDULE 4.11

LICENSES AND PERMITS

1. MSI PERSONNEL MUST HAVE LABORATORY SCIENTIST LICENSES FROM THE STATE OF CALIFORNIA. MSI PERSONNEL HAVE STATE OF CALIFORNIA DEPARTMENT OF HEALTH SERVICES CLINICAL LABORATORY SCIENTIST LICENSES FOR

                EDITHA DUQUE
                CELESTINO CABIGAS
                SOLEDAD FERNANDO
                MELVIN CATALAN
                HERBERT JEW
                SANDHYA CHETTY
                SUSAN EGAN
                PEPITO JIMENEZ
                ROSALIND MCDADE
                DESIREE PALMERA
                TERRY MILLER
                MARILYN RITTENHOUSE
                MARILYN JONES
                DIANA SCHILLINGER
                VICENTE SANTOS
                AGNES YOUNG
                DEBRA WISE
                RAQUEL QUINTO
                ENGRACIO ANDAL
                EUFEMIA MANALO
                TERSITA AGUILA
                YI-JUN GUO
                PHILIP BAUTISTA

2.      SEE MSI LICENSE CERTIFICATE AND LICENSE NUMBER SUMMARY ATTACHED AS
        EXHIBIT 4.11A.

                                 SCHEDULE 4.12

INTELLECTUAL PROPERTY

MSI HAS NO PATENTS, PATENT APPLICATIONS PATENT LICENSES SOFTWARE LICENSES, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY EXCEPT:

1. STANDARD SOFTWARE LICENSES OBTAINED IN CONNECTION WITH THE PURCHASE OF COMPUTER EQUIPMENT

2. MEDICAL SCIENCE INSTITUTE IS NOT A REGISTERED TRADENAME BUT IS UTILIZED BY THE COMPANY

                                 SCHEDULE 4.13


LITIGATION AND ORDERS

1. PLAN OF REORGANIZATION AS APPROVED BY THE BANKRUPTCY COURT ON NOVEMBER 18, 1996 AND THE RESOLUTION OF PROCEEDINGS AS DESCRIBED THEREIN.

                                 SCHEDULE 4.14


TAXES

1. IRS REPAYMENT AGREEMENT AS SET FORTH IN PLAN OF REORGANIZATION DATED NOVEMBER 18, 1996

                                 SCHEDULE 4.17

LIENS UPON REAL PROPERTY AND LEASES

NONE

                                 SCHEDULE 4.18

TITLE TO ASSETS AND PROPERTIES AND LIENS

NONE EXCEPT AS SET FORTH IN THE PLAN OF REORGANIZATION DATED NOVEMBER 18, 1996.

                                 SCHEDULE 4.21

EMPLOYEE BENEFIT PLANS

MEDICAL SCIENCE INSTITUTE EMPLOYEE BENEFIT PLAN
(HEALTH/DENTAL/VISION INSURANCE PLAN)

                                 ACCREDITATIONS
--------------------------------------------------------------------------------

Medical Science Institute is fully approved by State and Federal Health (MEDI/MEDI) agencies. In addition, Medical Science Institute participates in the various proficiency testing programs offered by the College of American Pathologists (CAP) and the State of California.

Attached are copies of certificates, licenses and approvals given to Medical Science Institute Laboratories and our Medical Director, Dr. Olivia Stinson.

                    CERTIFICATE AND LICENSE NUMBERS SUMMARY

--------------------------------------------------------------------------------
Federal Tax Identification Number:                              95-3952324
--------------------------------------------------------------------------------
Laboratory License Number:                                      207064
--------------------------------------------------------------------------------
Laboratory I.D. Number:                                         CLF8
--------------------------------------------------------------------------------
Clinical Laboratory Improvement Amendments (CLIA) ID:           05D-0642841
--------------------------------------------------------------------------------
CAP Accreditation Lab Number:                                   29982-01
--------------------------------------------------------------------------------
Dr. Stinson's Physician and Surgeon's Certificate Number:       G49695
--------------------------------------------------------------------------------
Drug Enforcement Administration (DEA) Registration Number:      A52449204
--------------------------------------------------------------------------------
Dr. Stinson's Physician's Certificate Number:                   G49695
--------------------------------------------------------------------------------
Dr. Stinson's DEA Registration Number:                          A52449204
--------------------------------------------------------------------------------
Medicare Provider Number:                                       X058002
--------------------------------------------------------------------------------
Medi-Cal Provider Number:                                       LAB 00008F
--------------------------------------------------------------------------------
CHDP Provider Number:                                           LAB 00008F
--------------------------------------------------------------------------------

                                   EXHIBIT A

                                PROMISSORY NOTE

                                PROMISSORY NOTE



$5,000,000.00                                           Los Angeles, California
                                                              February 24, 1997



                 FOR VALUE RECEIVED, the undersigned, Physicians Clinical Laboratory, Inc., a California corporation (the "Buyer"), promises to pay to the order of Nu-Tech Bio-Med, Inc., a Delaware corporation (the "Seller"), at the Seller's offices at 500 Fifth Avenue, Suite 2424, New York, New York 10110, or at such other place as the holder of this Promissory Note (this "Note") may from time to time designate in writing, the principal sum of Five Million Dollars ($5,000,000.00), plus interest on the unpaid principal balance of this Note outstanding from time to time, on the terms and conditions set forth below. This Note is made pursuant to that certain Stock Purchase Agreement ("Stock Purchase Agreement") dated February 24, 1997 between Buyer and Seller. Terms not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement or that certain Security Agreement dated of even date herewith between Buyer and Seller executed in connection therewith (the "Security Agreement").

         1.      Payments of Interest and Principal; Security Interest.

                 a. Interest Rate. The principal amount of this Note outstanding from time to time shall bear interest at the rate of 10.00% per annum, commencing on the date hereof, and calculated on the basis of a 365 day year factor applied to the actual number of days elapsed.

                 b. Payments of Interest. No interest payments shall be due until the Maturity Date, as defined below. All accrued and unpaid interest shall be due and payable on the Maturity Date, as defined below.

                 c. Payments of Principal. No payments of principal shall be due until the Maturity Date, as defined below. All unpaid principal and all accrued and unpaid interest shall be immediately due and payable in each of the following events (collectively, the "Maturity Date"):

                          (i)     Upon an Event of Default under that certain
Amended Stipulation: (1) Regarding Terms And Conditions Of Use Of Cash Collateral Pursuant To 11 U.S.C. Section 363; (2) Regarding Terms And Conditions Of Post-Petition Secured Financing From Senior Lenders Pursuant To 11 U.S.C. Section 364; (3) Validating Pre-Bankruptcy Liens, Security Interests And Claims; (4) Providing Adequate Protection; (5) Granting Post-Petition Liens and Security Interests; (6) Granting Claims Pursuant To 11 U.S.C. Sections 503 and 507 (b); And (7) Granting Relief From The Automatic Stay (the "DIP Financing"), by and between Buyer and the Senior Lenders (as that term is defined in that certain First Amended Joint Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors (the "Plan"), filed with the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "Bankruptcy Court"), on December 2, 1996, in connection with the Buyer's voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, filed with the Bankruptcy Court on November 8, 1996);

                          (ii)    12:01 am on November 9, 1997, if a final
order confirming the Plan, in form and substance acceptable to Seller and the Senior Lenders, has not been entered; or

                          (iii)   Upon a sale of all or substantially all of
Buyer's stock or assets to a party other than Seller or the Senior Lenders.

                 d. Security Interest. Seller, as holder of this Note, is entitled to all rights of Nu-Tech Bio-Med, Inc. as set forth in the Security Agreement.

         2.      Prepayment; Application of Payments.

                 a. The Buyer may prepay the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, at any time without premium or penalty. All sums paid by the undersigned to Seller in connection with this Note shall be applied first to accrued and unpaid interest, and the balance, if any, to principal.

                 b. If a final order confirming the Plan is entered on or before November 8, 1997, all of Buyer's obligations under this Note, including but not limited to the obligations to pay principal, accrued interest and any other fees and charges hereunder, shall be satisfied in full by the issuance of seventeen percent (17%) of the issued and outstanding stock of Reorganized PCL (as defined in the Plan) as of the date of the order confirming the Plan, under the terms and in accordance with the conditions set forth in the Plan, and Buyer shall accept cancellation of the Note as full and complete consideration for the issuance of such stock.

         3.      Miscellaneous.

                 a. Waivers. The Buyer and any endorsers, guarantors or sureties of this Note severally waive presentment, notice of nonpayment, dishonor, notice of dishonor, protest, notice of protest, demand for payment and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The holder of this Note shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies under this Note unless such waiver is in writing and signed by the holder and then only to the extent specifically set forth in the writing. A waiver by the holder with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the holder to exercise any right, whether before or after a default under this Note, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the holder of any past-due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

                 b. Costs of Collection. The Buyer shall pay all costs of collection, including without limitation attorneys' fees, whether or not suit is filed, upon the nonperformance by the Buyer of any duty or obligation arising out of or in connection with this Note.

                 c. Attorneys' Fees. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to, this Note, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.

                 d. Governing Law. This Note is governed by the laws of the State of California.

                 e. Successors and Assigns. This Note inures to and binds the heirs, successors and assigns of Buyer and Seller. Seller may assign its rights under this Note. However, Buyer may not assign any rights or obligations under this Note without Seller's prior written consent.

                 f. Remedies Cumulative. All of Seller's remedies in connection with this Note or under applicable law shall be cumulative, and Seller's exercise of any one or more of those remedies shall not constitute an election of remedies.

                 g. Transfers. Buyer understands that Seller may transfer this Note. In connection with any such transaction, Seller may disclose to each prospective and actual transferee, purchaser or participant all documents and information relating to the Note. If Seller so requests, Buyer shall sign and deliver a new note to be issued in exchange for this Note.

                 h. Currency. All amounts payable under this Note are payable in lawful money of the United States. Checks constitute payment only when collected.

                 i. Interpretation. As used in this Note, the terms "Seller," "holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

                 j. Joint and Several Liability. If more than one person or entity is signing this Note as Buyer, their obligations under this Note will be joint and several.

                 IN WITNESS WHEREOF, the Buyer has caused this Note to be executed by its duly authorized representative as of the date first written above.


                                        "Buyer"

                                        PHYSICIANS CLINICAL LABORATORY, INC.,
                                        a California corporation




                                        By:     /S/ RICHARD M. BROOKS
                                           ----------------------------------
                                        Name:   Richard M. Brooks
                                        Title:  Senior Vice President and
                                                Chief Financial Officer

                                   EXHIBIT B

                               SECURITY AGREEMENT

                               SECURITY AGREEMENT

                THIS SECURITY AGREEMENT is made and dated this 24th day of February, 1997 by and between Nu-Tech Bio-Med, Inc. ("Nu-Tech"), a Delaware corporation, and Physicians Clinical Laboratory, Inc. ("PCL"), a Delaware corporation and a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code").

                                    RECITALS

                WHEREAS, PCL, Nu-Tech and Medical Science Institute, Inc. ("MSI"), a California corporation, have entered into that certain Agreement for Purchase and Sale of Stock of Medical Science Institute, Inc., dated February 24, 1997 (the "Stock Purchase Agreement"), pursuant to which Nu-Tech has agreed to sell and PCL has agreed to purchase all of the issued and outstanding shares of capital stock of MSI (the "Shares"); and

                WHEREAS, as partial consideration for the purchase of the Shares, PCL has executed a promissory note in favor of Nu-Tech, dated of even date herewith, in the principal amount of $5,000,000.00 (the "Note"); and

                WHEREAS, it is a condition precedent to Nu-Tech's performance of its obligations under the Stock Purchase Agreement that PCL shall have granted to Nu-Tech the security interest contemplated by this Security Agreement and shall have executed and delivered this Security Agreement to Nu-Tech to secure the Obligations (as hereinafter defined); and

                WHEREAS, pursuant to an order (the "Order") of the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "Bankruptcy Court"), dated January 29, 1997, the security interest referred to above has been granted by the court and PCL has been authorized, inter alia, to execute such documents as may be necessary or appropriate to implement and effectuate the terms and conditions of the sale of the Shares; and

                WHEREAS, to supplement the Order, without in any way diminishing or limiting the effect of the Order or the security interest granted thereunder, the parties hereto desire more fully to set forth their respective rights in connection with such security interest.

                NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                4.        Creation of Security Interest and Description of
Collateral.

                          a.      For the benefit of Nu-Tech, PCL hereby
conveys, pledges, assigns, transfers and grants to Nu-Tech a continuing security interest in and lien upon

(the "Security Interest") all of PCL's presently owned and hereafter acquired property, assets and rights of any kind or nature, or in which PCL now has or may in the future acquire any right, title or interest, wherever located (the "Collateral Security"). THE SECURITY INTEREST OF NU-TECH GRANTED PURSUANT TO THIS SECURITY AGREEMENT IS SUBJECT AND SUBORDINATE TO THE PERMITTED ENCUMBRANCES (AS HEREINAFTER DEFINED); PROVIDED, HOWEVER, THAT THE SECURITY INTEREST OF NU-TECH GRANTED PURSUANT TO THIS SECURITY AGREEMENT IS AN ADMINISTRATIVE CLAIM SENIOR IN PRIORITY TO ALL OTHER ADMINISTRATIVE CLAIMS EXCEPT THOSE CERTAIN ADMINISTRATIVE CLAIMS OF (I) PCL'S BANKRUPTCY COUNSEL IN AN AMOUNT OF UP TO $350,000.00, AND (II) THE PROFESSIONALS ENGAGED BY THE COMMITTEE (AS DEFINED IN THE PLAN) IN AN AMOUNT OF UP TO $250,000.00, IN EITHER EVENT WHICH CLAIMS HAVE BEEN APPROVED BY THE BANKRUPTCY COURT IN ACCORDANCE WITH SECTION 330 OF THE BANKRUPTCY CODE. FOR PURPOSES OF THIS SECURITY AGREEMENT, "PERMITTED ENCUMBRANCES" SHALL MEAN (I) THAT CERTAIN LIEN GRANTED TO THE SENIOR LENDERS (AS HEREINAFTER DEFINED) PURSUANT TO THAT CERTAIN AMENDED
STIPULATION: (1) REGARDING TERMS AND CONDITIONS OF USE OF CASH COLLATERAL PURSUANT TO 11 U.S.C. Section 363; (2) REGARDING TERMS AND CONDITIONS OF POST-PETITION SECURED FINANCING FROM SENIOR LENDERS PURSUANT TO 11 U.S.C.
Section 364; (3) VALIDATING PRE-BANKRUPTCY LIENS, SECURITY INTERESTS AND CLAIMS; (4) PROVIDING ADEQUATE PROTECTION; (5) GRANTING POST-PETITION LIENS AND SECURITY INTERESTS; (6) GRANTING CLAIMS PURSUANT TO 11 U.S.C. SECTIONS
503 AND 507 (B); AND (7) GRANTING RELIEF FROM THE AUTOMATIC STAY (THE "DIP FINANCING"), BY AND BETWEEN BUYER AND THE SENIOR LENDERS, AND (II) ALL VALIDLY PERFECTED LIENS ARISING PRIOR TO NOVEMBER 8, 1996 IN AND TO THE COLLATERAL SECURITY, WITH THE EXCEPTION OF ANY AND ALL LIENS SECURING REPAYMENT OF ANY PREPETITION INDEBTEDNESS OF PCL OWED TO THE SENIOR LENDERS AND NU-TECH. FOR PURPOSES OF THIS AGREEMENT, "SENIOR LENDERS" SHALL HAVE THE MEANING ASSIGNED TO IT IN THAT CERTAIN SECOND AMENDED JOINT PLAN OF REORGANIZATION OF PHYSICIANS CLINICAL LABORATORY, INC. AND ITS AFFILIATED DEBTORS (THE "PLAN"), FILED WITH THE BANKRUPTCY COURT ON FEBRUARY 7, 1997. The Collateral Security includes, but is not limited to, the following:

                                  (A)     All rights to payment of money,
whether due or to become due, including, without limitation, any right to payment for goods sold or leased, or to be sold or leased, or for services rendered or to be rendered, no matter how evidenced and whether or not earned by performance, any account, accounts receivable, instruments, and chattel paper;

                                  (B)     All inventory including, without
limitation, goods, merchandise, raw materials, work in progress, finished and unfinished goods, and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in PCL's business;

                                  (C)     All equipment, furniture and
fixtures, including, without limitation, all personal property or fixtures, wherever situated including all substitutions, accretions, component parts, replacements and additions;

                                  (D)     All general intangibles, including
without limitation, good will, trademarks, trade names, trade secrets, licenses, franchises, permits, customer lists, income tax refund claims, copyrights, processes, patents, patent rights, patent applications, inventions, royalties and commissions, general and limited partnership interests, whether partnership assets constitute real or personal property, and proceeds from such partnership interests; and

                                  (E)     All of PCL's right, title and
interest in and to any securities, including the Shares, and all new, substituted and additional securities issued with respect thereto, together with all voting or other rights now or hereafter exercisable and all cash and noncash dividends and all other property now or hereafter receivable with respect to any of the foregoing.

                          b.      This Security Agreement shall constitute a
security agreement pursuant to the California Uniform Commercial Code with respect to the Collateral Security. For purposes of this Security Agreement, PCL shall be deemed to be the "Debtor" and Nu-Tech the "Secured Party." For purposes of this Security Agreement, the term "proceeds" shall include whatever is received or receivable when the Collateral Security referred to above or proceeds therefrom are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary.

                          c.      The Security Interest granted hereby is made
for the purpose of securing the payment and performance of all present and future liabilities and obligations from PCL to Nu-Tech arising under the Note and under this Security Agreement (collectively, the "Obligations"), in each case whether such debt, liability, covenant, agreement and obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, whether or not from time to time decreased or extinguished and later increased, created or incurred.

                5. Representations, Warranties and Covenants of PCL. In order to induce Nu-Tech to accept this security agreement, PCL represents, warrants and covenants that:

                          a.      Except for the Permitted Encumbrances, the
liens granted pursuant to this Security Agreement constitute perfected liens on the Collateral Security in favor of Nu-Tech which are prior to all other liens on the Collateral Security created by PCL and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from PCL.

                          b.      PCL will, at its sole cost and expense,
defend the Collateral Security against all claims, proceedings or demands of all persons other than Nu-Tech challenging PCL's title to the Collateral Security or the validity or priority of Nu-Tech's security interest hereunder.

                          c.      As soon as practicable, and in any event
within five (5) business days, PCL shall notify Nu-Tech in writing of:

                                  (A)     The commencement of any cause of
action, levy, attachment or other legal process in respect of any of the Collateral Security;

                                  (B)     Any information received by PCL which
may in any manner materially and adversely affect the value of the Collateral Security or the rights and remedies of Nu-Tech with respect thereto; and

                                  (C) The removal of any of the Collateral
Security other than in the ordinary course to a new location and the removal of any records of PCL relating to the Collateral Security to any location other than its address set forth in Asset Purchase and Sale Agreement.

Any notice delivered pursuant to this paragraph (b) shall set forth the nature of such event and the action which PCL proposes to take with respect thereto.

                          d.      PCL will (i) promptly pay all taxes levied or
assessed upon or against any Collateral Security or upon or against the creation, perfection or continuance of the Security Interest; (ii) at all reasonable times, permit Nu-Tech or its representatives to examine or inspect any Collateral Security, wherever located, and to examine, inspect and copy PCL's books and records pertaining to the Collateral Security and its business and financial condition; (iii) keep accurate and complete records pertaining to the Collateral Security and pertaining to PCL's business and financial condition; (iv) promptly notify Nu-Tech of any loss of or material damage to any Collateral Security; (v) at all times keep all Collateral Security insured in the ordinary course of its business; (vi) from time to time execute such financing statements as Nu-Tech may reasonably deem necessary to perfect the Security Interest; (vii) pay when due or reimburse Nu-Tech on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Nu-Tech in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Security Agreement or any or all of the Obligations;
(viii) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Nu-Tech may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Nu-Tech's rights under this Security Agreement; and (ix) not use or keep any Collateral Security, or permit it to be used or kept, for any unlawful purpose or in violation of any law.

                          e.      Limitation on Liens on Collateral Security.
PCL will not create, permit or suffer to exist, and will defend the Collateral Security against and take such other action as is necessary to remove, any lien on the Collateral Security except Permitted Encumbrances, and will defend the right, title and interest of Nu-Tech in and to any of PCL's rights under the Collateral Security.

                6. Appointment of Nu-Tech as Attorney-in-Fact. Upon the occurrence of an Event of Default (as hereinafter defined), PCL hereby irrevocably constitutes and appoints Nu-Tech, or its delegate, as its attorney-in-fact with the right (but not the duty) to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of PCL, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by PCL hereunder.

                7. Administrative Claims. Without limiting any provision contained in this Security Agreement, the claims of Nu-Tech secured by the Security Interest shall be senior in priority and right of payment to any and all administrative expense claims in PCL's chapter 11 case, including claims with priority pursuant to sections 364(c) and 507(b) of the Bankruptcy Code, other than administrative claims "carved-out" of the lien granted to the Senior Lenders pursuant to the DIP Financing.

                8. Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

                          a.      PCL shall fail to pay the principal of, or
interest on, the Note within five (5) business days after the Maturity Date (as defined in the Note) of the Note; or

                          b.      PCL shall fail to fully and timely perform or
observe any term, covenant or agreement contained in this Security Agreement or the Note, and each failure or violation shall not be remediable or, if remediable and PCL is proceeding diligently so to remedy, shall continue unremedied for a period terminating on the thirtieth (30th) day after PCL knows or reasonably ought to know of the occurrence thereof.

                9.        Remedies Upon Event of Default.

                          Upon the occurrence of an Event of Default hereunder
and the expiration of any applicable grace period, and to the extent not inconsistent with the Order, Nu-Tech may, upon application to and approval of the Bankruptcy Court for relief from the automatic stay of section 362 of the Bankruptcy Code, take any one or more of the actions set forth in paragraphs
(1) through (7), below:

                                  (A)     Declare, without presentment, demand,
protest or notice of any kind, all of which PCL hereby expressly waives (except such notice as may be required in the Note), the Obligations secured hereby to be immediately due and payable, whereupon all of said Obligations and other amounts declared due and payable shall be and become immediately due and payable;

                                  (B) Make such payments and do such acts as
Nu-Tech may deem reasonably necessary or desirable to establish, perfect or maintain the Security Interest in, and the value of, the Collateral Security including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is, or purports to be, prior to or superior to the Security Interest, the right to commence, appear or otherwise participate in or control any action or proceeding purporting to affect the Security Interest in, or the value or ownership of, the Collateral Security, and in exercising any such powers or authority to pay all expenses incurred in connection therewith; PCL agrees to pay Nu-Tech, on demand, the amount of any payment made or expense (including reasonable attorneys' fees) incurred by Nu-Tech pursuant to the foregoing authorizations, together with interest thereon, as in effect from time to time, from the date of demand for each such payment by Nu-Tech;

                                  (C)     Require PCL to assemble the
Collateral Security, or any portion thereof, and promptly to deliver such Collateral Security to Nu-Tech;

                                  (D)     Foreclose this Security Agreement as
herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon Nu-Tech by the Note or this Security Agreement or in such order as Nu-Tech may determine;

                                  (E)     Sell, lease or otherwise dispose of
the Collateral Security at public sale, without having the Collateral Security at the place of sale, and upon terms and in such manner as Nu-Tech may determine; and

                                  (F)     Exercise in respect of the Collateral
Security, in addition to all other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party after default under the Uniform Commercial Code in force and effect in the State of California at that time;

provided, however, that in the event that the Senior Lenders have been granted relief from the automatic stay in order to exercise their remedies in connection with any liens granted under the DIP Financing, Nu-Tech shall not be required to obtain Bankruptcy Court approval in order to take any of the foregoing actions.

                10. Other Remedies. Any and all remedies herein expressly conferred upon Nu-Tech shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on Nu-Tech, and the exercise of any one remedy shall not estop, prevent or preclude the exercise of any other remedy which Nu-Tech may have until such time as the Obligations shall have been satisfied, released and discharged in full. Any repossession or retaking or sale of the Collateral Security to satisfy the Obligations shall not operate to release PCL from its obligations under the Stock Purchase Agreement until PCL has fully performed its obligations thereunder and has made payment in full to Nu-Tech of any deficiency.

                11. Nu-Tech May Perform. Should PCL fail or refuse to make any payment, perform any Obligation or take any other action which PCL is obligated hereunder to perform or do at the time or in the manner herein provided, then Nu-Tech, without releasing PCL from its obligations under the Note, may perform, or cause performance of any action in such manner and to such extent as Nu-Tech may deem necessary or desirable to establish, perfect or maintain the Security Interest in, or the value of, the Collateral Security. Furthermore, should PCL fail to satisfy its Obligations hereunder, Nu-Tech may commence, appear or otherwise participate in any action or proceeding purporting to affect the Security Interest in, or the value or ownership of, the Collateral Security.

                12. Costs and Expenses. PCL hereby agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees) which Nu-Tech may incur in exercising and enforcing any of its rights and remedies under this Security Agreement.

                13. Successors and Assigns. This Security Agreement shall be binding upon PCL and its successors and assigns, and shall inure to the benefit of Nu-Tech and its successors and assigns.

                14. Amendment. This Security Agreement can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Nu-Tech and PCL. A waiver signed by Nu-Tech shall be effective only in a specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the rights or remedies of Nu-Tech hereunder. All rights and remedies of Nu-Tech shall be cumulative and may be exercised singularly or concurrently, at the option of Nu-Tech, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise of enforcement of any other.

                15. Termination. Nu-Tech shall release all Collateral Security upon the first to occur of (i) the entry by the Bankruptcy Court of a final order confirming the Plan on or before November 8, 1997, in which event all of the Obligations shall be satisfied in full by the issuance, on the Effective Date (as defined in the Plan), of seventeen percent (17%) of the then issued and outstanding shares of the capital stock of Reorganized PCL (as defined in the Plan), or (ii) the payment in full of all amounts outstanding from PCL under the Note.

                16. Choice of Laws. This Security Agreement shall be deemed made in and shall be governed by the internal laws of the State of California.

                17. Notices. All notices to be given to PCL shall be deemed sufficiently given if given in accordance with the notice provisions contained in the Stock Purchase Agreement.

                18. Captions. The captions, headings, table of contents, and arrangements used in this Security Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

                19. Severability. If any provision or application of this Security Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Security Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

                20. Integration. This Security Agreement, the Note and the Stock Purchase Agreement set forth the entire agreement of PCL and Nu-Tech as to its subject matter, and may not be contradicted by evidence of any agreement or statement unless make in a writing (which writing shall be narrowly construed) signed by Nu-Tech contemporaneously with or after the execution and delivery of this Security Agreement.


                                        NU-TECH BIO-MED, INC.


                                        By: /S/ J. MARVIN FEIGENBAUM
                                            --------------------------------
                                        Title:  Chairman of the Board,
                                                President and Chief
                                                Executive Officer


                                        PHYSICIANS CLINICAL LABORATORY, INC.


                                        By: /S/ RICHARD M. BROOKS
                                            --------------------------------
                                        Title:  Senior Vice President and
                                                Chief Financial Officer